Exhibit 10.20

Execution Version

SECURITIES AGREEMENT

THIS SECURITIES AGREEMENT (this “Agreement”) is made as of September 1, 2020, by and among HOYA TOPCO, LLC, a Delaware limited liability company (the “Company”), and Lawrence Fey (“Employee”), an employee of VIVID SEATS, LLC, a Delaware limited liability company (“Employer”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 7 of this Agreement, or if not defined herein, the meanings in the LLC Agreement (as defined below).

WHEREAS, the Company and Employee desire to enter into an agreement setting forth the terms and conditions under which the Company will issue to Employee 440,000 of the Company’s Series 4 Class D Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

PROVISIONS RELATING TO INCENTIVE UNITS

1. Issuance of Incentive Units.

(a) Issuance. On September 1, 2020 (the “Effective Date”), the Company will issue to Employee 440,000 Series 4 Class D Units at no cost per Unit (the “Incentive Units”). The Company will deliver to Employee a copy of the certificate(s) representing such Incentive Units, and Employee will deliver to the Company (x) an executed counterpart signature page to the Securityholders Agreement and (y) an executed counterpart signature page to the LLC Agreement. The Series 4 Class D Units issued hereunder shall have a Participation Threshold equal to $0.00 per Series 4 Class D Unit, subject to adjustment as provided in the LLC Agreement. The Incentive Units are intended to qualify as “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43, Internal Revenue Service Notice 2005-43, or any future Internal Revenue Service guidance.

(b) 83(b) Election. Within 30 days after the acquisition of Incentive Units on the Effective Date, Employee will make an effective election (an “83(b) Election”) with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (the “Code”) in the form of Exhibit A attached hereto.

(c) Certificates. Until released upon the occurrence of a Sale of the Company, all certificates evidencing Incentive Units, if any, shall be held, subject to the other terms of this Agreement and the Securityholders Agreement, by the Company for the benefit of Employee and the other holder(s) of Incentive Units. Upon the occurrence of a Sale of the Company, subject to the provisions of the LLC Agreement (including Section 12.1 thereof), the Company will return all certificates in its possession evidencing Incentive Units to the record holders thereof or, subject to Section 1(f), to the appropriate acquirer thereof.

(d) Representations and Warranties. In connection with the issuance of the Incentive Units, Employee represents and warrants to the Company that:

(i) Employee possesses all requisite capacity, power and authority to enter into and perform his obligations under this Agreement;

(ii) this Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject;

(iii) Employee is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement or any other agreement which could impair or interfere with Employee’s obligations hereunder;

(iv) Employee hereby acknowledges and agrees that (A) there is no current public market for the Incentive Units, none is expected to develop and the Incentive Units are subject to substantial restrictions on transferability, and (B) as a result of such matters and other factors, the Incentive Units are difficult to value;

(v) the Incentive Units to be granted to Employee pursuant to this Agreement will be granted for Employee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Incentive Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(vi) Employee is able to bear the economic risk of his investment in the Incentive Units for an indefinite period of time because the Incentive Units have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on Transfer set forth herein and in the LLC Agreement, and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available, and in compliance with such restrictions on Transfer;

(vii) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction Documents (in particular, with respect to the distribution provisions set forth in the LLC Agreement) and the offering of Incentive Units and has had full and free access and opportunity to inspect, review, examine and inquire about all financial and other information concerning the Company and Employer as he has requested;

(viii) Employee understands and agrees that (A) the investment in the Company involves a high degree of risk, (B) in the future the Incentive Units may significantly increase or decrease in value, and (C) no guarantees or representations have been made or can be made with respect to the future value of the Incentive Units or the future profitability or success of the Company;

(ix) Employee acknowledges and agrees that (A) the Company and its Subsidiaries have incurred and may incur in the future a substantial amount of senior or other indebtedness and (B) there may be additional issuances of Incentive Units or other Equity Securities after the Effective Date and the equity interests of Employee may be diluted in connection with any such issuance, subject to the terms of the LLC Agreement and the Securityholders Agreement;

(x) Employee has had an opportunity to consult with his own tax counsel as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by the Transaction Documents and independent legal counsel regarding his rights and obligations under the Transaction Documents and fully understands the terms and conditions contained herein and therein. Employee is not relying on the Company or Employer or any of their or their Subsidiaries’ or Affiliates’ employees, agents or representatives with respect to the legal, tax, economic, and related considerations of an investment in the Incentive Units; and

(xi) Employee is a resident of Texas.

(e) Employee Acknowledgment. As an inducement to the Company to issue the Incentive Units to Employee, and as a condition thereto, Employee acknowledges and agrees that neither the issuance of the Incentive Units to Employee nor any provision contained in this Agreement shall entitle Employee to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Employee’s employment at any time for any reason.

(f) Security Powers. Concurrently with the execution of this Agreement, Employee shall execute in blank ten security transfer powers in the form of Exhibit B attached hereto (the “Security Powers”) with respect to the Incentive Units and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, Transfer and deliver the Incentive Units to the appropriate acquirer thereof pursuant to Section 3 below or Section 8.2 of the LLC Agreement and under no other circumstances.

2. Vesting of Incentive Units.

(a) Vesting. Except as otherwise provided in this Section 2, the Incentive Units shall become vested as follows: 20% of the Incentive Units shall become vested on each of the first five anniversaries of June 30, 2020 as set forth on Schedule I attached hereto (such that the Incentive Units shall become 100% vested on June 30, 2025), if as of each such date Employee is, and since the Effective Date continuously has been, employed by the Company or any of its Subsidiaries.

(b) Sale of the Company. Upon the occurrence of a Sale of the Company, all Incentive Units which have not yet become vested shall become vested as of the date of consummation of such Sale of the Company, if, as of such date, Employee has been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including such date, subject to the provisions of this Section 2(b). Notwithstanding the foregoing or anything herein or in the LLC Agreement to the contrary (and in addition to any requirements therein), in the case of a Sale of the Company, Employee hereby agrees that, if the Person who is acquiring the equity securities or assets of the Company resulting in such Sale of the Company (the “Acquiror”) reasonably requests that Employee continue to provide any reasonable services to the Acquiror, the Company, Employer or any of their respective Affiliates from and after the consummation of the Sale of the Company (whether as a full-time employee, consultant or otherwise) that are within the scope of services provided by Employee during the period of Employee’s employment with the Company or any of its Subsidiaries (the “Employment Period”)

in exchange for a base salary (or equivalent base compensation), bonus opportunity and welfare and fringe benefits (collectively, the “Post-Sale Compensation”) that are no less favorable to Employee in the aggregate than the base salary, bonus opportunity and welfare and fringe benefits provided to Employee by Employer immediately prior to such Sale of the Company (excluding any equity or other equity-based incentive compensation), then the Continuing Incentive Amount shall be handled as follows (in lieu of being paid to Employee and/or his Permitted Transferee(s)):

(i) if Employee declines to provide such requested services, the Continuing Incentive Amount shall be paid to the holders of Class D Units as of immediately prior to the consummation of such Sale of the Company (pro rata among such holders based on the number of Class D Units then owned by each such holder), and, thereafter, neither Employee nor his Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than his status as a holder of Units); or

(ii) if Employee agrees to provide such requested services, the Continuing Incentive Amount shall be deposited into an escrow account with an escrow agent designated by the Company, and the Continuing Incentive Amount shall be handled as follows:

(A) if Employee provides such requested services from and after consummation of the Sale of the Company through the earliest of (w) the date on which Acquiror reduces Employee’s Post-Sale Compensation below the base salary, bonus opportunity and welfare and fringe benefits provided to Employee by Employer immediately prior to such Sale of the Company (excluding any equity or other equity-based incentive compensation), (x) the date on which the Acquiror terminates such services (other than with cause), (y) Employee’s death or Disability and (z) the first anniversary of the consummation of the Sale of the Company (the earliest of (w), (x), (y) and (z), the “Final Vesting Date”), then the Continuing Incentive Amount, together with any income earned thereon, shall be released to Employee and/or his Permitted Transferee(s), as applicable, within five (5) business days after the Final Vesting Date; or

(B) if Employee fails to provide such requested services from and after the consummation of the Sale of the Company through the Final Vesting Date, then the Continuing Incentive Amount, together with any income earned thereon, shall be paid to the holders of Class D Units as of immediately prior to the consummation of such Sale of the Company (pro rata among such holders based on the number of Class D Units then owned by each such holder), and, thereafter, neither Employee nor his Permitted Transferee(s) shall have any rights in respect of or other claims on such amounts (other than his status as a holder of Units).

(iii) For purposes of this Agreement, “Continuing Incentive Amount” means all consideration to which Employee and, to the extent necessary, his Permitted Transferee(s) are otherwise entitled in connection with such Sale of the Company in respect of 25% of the Incentive Units that either vested or were granted within the three-year period ending on the date of the consummation of the Sale of the Company without giving effect to the vesting acceleration described in the first sentence of Section 2(b).

(c) All Incentive Units which have become vested hereunder, if any, are collectively referred to as “Vested Incentive Units”. All Incentive Units which have not become vested hereunder, if any, are collectively referred to herein as the “Unvested Incentive Units.”

3. Forfeiture and Repurchase Option.

(a) Forfeiture; Repurchase Option. In the event of a Separation, (i) all Unvested Incentive Units (whether held by Employee or one or more of Employee’s transferees, other than the Company and the GTCR Investors) automatically (without any action by Employee or any of Employee’s transferees) will be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor, and (ii) all Vested Incentive Units (whether held by Employee or one or more of Employee’s transferees, other than the Company and the GTCR Investors) will be subject to a right of repurchase by the Company and the GTCR Investors pursuant to the terms and conditions in this Section 3 (the “Repurchase Option”). In the event of a Separation that results from Employer’s termination of Employee’s employment with Cause or from the Employee’s resignation, then, in addition to the forfeiture of all Unvested Incentive Units, all Vested Incentive Units (whether held by Employee or one or more of Employee’s transferees, other than the Company and the GTCR Investors) automatically (without any action by Employee or any of Employee’s transferees) will be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor. The Company may assign its repurchase rights set forth in this Section 3 to any Person; provided that if there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the members of the Company, then such Subsidiary will be treated as the Company for purposes of this Section 3 with respect to any repurchase of the securities of such Subsidiary.

(b) Certificates. Promptly upon the forfeiture of any Incentive Units pursuant to this Section 3 (whether held by Employee or one of Employee’s transferees, other than the Company and the GTCR Investors). Employee and Employee’s transferees shall return the certificates, if any, evidencing such Incentive Units to the Company and the Company shall mark as canceled all such certificated evidencing such forfeited Incentive Units.

(c) Purchase Price. In the event of a Separation, the purchase price for each Vested Incentive Unit will be the Fair Market Value of such Unit. The Fair Market Value of any Unit for purposes of this Section 3(c) shall be the Fair Market Value of such Unit as of the date of the closing of the repurchase.

(d) Repurchase Notice. The Company may elect to purchase all or any portion of the Incentive Units pursuant to this Section 3(d) by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within nine months after the Separation. The Repurchase Notice will set forth the number of Unvested Incentive Units and the number of Vested Incentive Units to be acquired from each holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction. If the number of Unvested Incentive Units and/or Vested Incentive Units then held by Employee is less than the total number of Unvested Incentive Units and/or Vested Incentive Units that the Company has elected to purchase, the Company shall purchase the remaining Incentive Units elected to be purchased from the other holder(s) of Incentive Units under this Agreement (i.e., Employee’s Permitted Transferees), pro rata according to the number of Unvested Incentive Units and/or Vested Incentive Units, as applicable, held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Unit).

(e) Supplemental Repurchase Notice. If for any reason the Company does not elect to purchase all of the Incentive Units pursuant to the Repurchase Option, the GTCR Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Incentive Units which the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event before the date that is six months and one day after the Separation, the Company shall give written notice (the “Option Notice”) to the GTCR Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The GTCR Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within nine months after the Separation. If the GTCR Investors elect to purchase an aggregate number of any class of Available Securities greater than the number of Available Securities of such class, the Available Securities of such class shall be allocated among the GTCR Investors based upon the number of Units of such class owned by each Investor. As soon as practicable, and in any event within ten days after the expiration of the nine-month period set forth above, the Company shall notify each holder of Incentive Units as to the number of Units of each class being purchased from such holder by the GTCR Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Incentive Units, the Company shall also deliver written notice to each Investor setting forth the number of Units of each class such GTCR Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The total number of Unvested Incentive Units and the total number of Vested Incentive Units to be repurchased hereunder will be allocated between Employee and the other holders of Incentive Units (if any) pro rata according to the number of Incentive Units to be purchased from each of them.

(f) Closing of Repurchase. The closing of the purchase of the Incentive Units pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Incentive Units to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Employee to the Company or any of its Subsidiaries, and will pay the remainder of the purchase price by, at its option, (i) a check or wire transfer of funds, (ii) distributing to the holder one or more classes of securities issued by a Subsidiary of the Company provided that promptly following such distribution the Subsidiary that issued the distributed securities shall redeem or repurchase such securities from such holder for an amount of cash equal to the repurchase price of the Employee Securities so repurchased (which Transfer the Company and the holder will treat as a distribution of securities of the Subsidiary under Code Section 731(a)), (iii) the issuance of a subordinated promissory note of the Company bearing interest at a per annum rate determined by the Board in its sole discretion (provided that such rate shall not be less than the prime rate as published in The Wall Street Journal from time to time), which interest shall be payable upon maturity of the note, and becoming due and payable upon the earlier to occur of a Sale of the Company or the liquidation and dissolution of the Company, (iv) issuing in exchange for such securities a number of the Company’s Class B-2 Units (having the rights and preferences set forth in the LLC Agreement) equal to (A) the aggregate portion of the repurchase price for such Incentive Units determined in accordance with this Section 3(f) to be paid by the issuance of Class B-2 Units divided by (B) 1,000, and, for purposes of the LLC Agreement, each such Class B-2 Unit shall as of its issuance be deemed to have Capital Contributions made with respect to such Class B-2 Unit equal to $1,000, or (v) any combination of (i), (ii), (iii) and (iv) as the Board may elect in its discretion. Each GTCR Investor will pay for the Incentive Units purchased by it by a check or wire transfer of funds. The Company and the GTCR Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed. Notwithstanding the foregoing, the Company may, at its option, effect repurchases as contemplated by Section 4.7 of the LLC Agreement.

By way of example only for the purpose of clarifying the mechanics of clause (iii) of Section 3(f), if the Company intends to repurchase Incentive Units consisting of 300,000 Class D Units by issuance of Class B-2 Units and the aggregate repurchase price for such Class D Units determined in accordance with this Section 3(f) is $400,500, then the Company would issue to Employee 400.5 Class B-2 Units, and, for purposes of the LLC Agreement, each whole Class B-2 Unit issued to Employee would as of its issuance be deemed to have Capital Contributions made for such Class B-2 Unit of $1,000, and the Capital Contributions made for the one-half Class B-2 Unit would be $500.

(g) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Incentive Units by the Company pursuant to the Repurchase Option and all payments of principal and interest on any promissory note issued pursuant to Section 3(f)(ii) shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Incentive Units hereunder which the Company is otherwise entitled or required to make, (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases or (iii) the payment of principal or interest required to be paid on any promissory note issued pursuant to Section 3(f)(ii), then the Company (or the corporate successor to the Company, if applicable) may make such repurchases and may pay amounts due on such note as soon as it is permitted to make repurchases, pay such amounts or receive funds from Subsidiaries under such restrictions.

4. Transfer Restrictions in a Public Sale; Legend; Effect of Transfers and Conversions.

(a) Employee Transfers in a Public Sale. In addition to the restrictions on transfer set forth in the LLC Agreement and, to the extent applicable, any agreement executed pursuant thereto, Employee and any of his Transferees may only sell Common Stock in a Public Sale if such Common Stock is vested and to the extent that, before and after giving effect to such sale, the Employee Cumulative Sale Percentage would be equal to or less than the Investor Cumulative Sale Percentage. Except as set forth in the prior sentence, the Incentive Units may not be Transferred in a Public Sale. In connection with any underwritten public offering of employee securities, Employee agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such public offering.

(b) Legend. In addition to the legend(s) required by the LLC Agreement, each certificate evidencing the Incentive Units and each certificate issued in exchange for or upon the Transfer of any Incentive Units (if such securities remain Incentive Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, CERTAIN FORFEITURE PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SECURITIES AGREEMENT BETWEEN THE COMPANY AND AN EMPLOYEE OF THE COMPANY AND OTHER PARTIES, DATED AS OF SEPTEMBER 1, 2020, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing Incentive Units outstanding prior to the Effective Date. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Incentive Units.

(c) Effect of Transfers and Conversions. Incentive Units will continue to be Incentive Units in the hands of any holder other than Employee (except for the Company and the GTCR Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Incentive Units will succeed to all rights and obligations attributable to Employee as a holder of Incentive Units hereunder. Incentive Units will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Incentive Units (i) by way of a Unit split, Unit distribution, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Incentive Units shall remain Unvested Incentive Units after any Transfer thereof (other than to the Company or any of the GTCR Investors).

RESTRICTIVE COVENANTS

5. Confidential Information.

(a) Obligation to Maintain Confidentiality. Employee acknowledges that the information, observations and data (including trade secrets) obtained by him while employed by Employer both before and after the date of this Agreement concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition targets and opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Employee becomes aware during the Employment Period. Therefore, Employee agrees that he will not disclose to any unauthorized Person or use for his own purposes any Confidential Information or any Third Party Information (as defined below) without the prior written consent of the Board, unless and to the extent that the Confidential Information or Third Party Information, (i) becomes generally known to and available for use by the public other than as a result of Employee’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or a court order or decree (in which case Employee shall give prior written notice to the Company of such disclosure). Employee shall deliver to Employer at a Separation, or at any other time Employer may request, all memoranda, notes, plans, records, reports, computer files, disks and tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Third Party Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including all acquisition prospects, lists and contact information) which he may then possess or have under his control.

(b) Whistleblower Protection. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede Employee (or any other individual) from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and Employee shall not be not required to notify the Company that such reports or disclosures have been made.

(c) Ownership of Property. Employee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Employee (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates or predecessors (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate, and Employee hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Employee in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Employee hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Employee shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including assignments, consents, powers of attorney, and other instruments).

(d) Third Party Information. Employee understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 5(a) above, Employee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board (other than Employee) in writing.

(e) Use of Information of Prior Employers. During the Employment Period, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Employee has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Employee has an obligation of confidentiality unless consented to in writing by the former employer or Person. Employee will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Employee’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Employee has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

6. Restrictive Covenants. Employee acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other Confidential Information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Employee understands and agrees that without his employment by Employer, he would not have access or exposure to this Confidential Information or these acquisition opportunities and other business relationships. Employee further understands and agrees that this confidential information and these acquisition opportunities and other business relationships take a long time to develop and are the product of substantial investment by the Company, Employer and their respective Subsidiaries. Employee understands and agrees that Company, Employer and their respective Subsidiaries have a legitimate and protectable interest in protecting its confidential information and its customer, referral source, employee, and other business relationships and that this Section 6 is intended to protect those interests. Therefore, Employee agrees that, without limiting any other obligation pursuant to this Agreement:

(a) Noncompetition. During the Employment Period and for the one-year period immediately following the Employment Period (such period, together with the Employment Period, is referred to herein as the “Restricted Period”), Employee shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in the Competitive Business or any business which competes anywhere in the United States with any of the businesses of the Company, Employer or any of their respective Subsidiaries or competing with any other business for which the Company, Employer or any of their respective Subsidiaries has entertained discussions or has requested and received information relating to a potential acquisition of such business by the Company, Employer or any of their respective Subsidiaries within the two-year period immediately preceding the Separation. Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Employee has no active participation in the business of such corporation. Notwithstanding anything to the contrary in this Agreement, nothing set forth herein restricts the right of Employee to practice law after the termination of Employee’s employment with the Company to the extent such restriction would violate the applicable rules of professional conduct.

(b) Nonsolicitation; No-Hire. During the Restricted Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or any of their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer or any of their respective Subsidiaries and any employee thereof, (ii) hire any employee of the Company, Employer or any of their respective Subsidiaries or hire any former employee of the Company, Employer or any of their respective Subsidiaries within one year after such person ceased to be an employee of the Company, Employer or any of their respective Subsidiaries, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, Employer or any such Subsidiary, (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer or any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries at any time within the two-year period immediately preceding a Separation (an “Acquisition Target”) or (v) provide services to any entity that acquires or attempts to acquire any Acquisition Target.

(c) Nondisparagement. During the Employment Period and thereafter, Employee shall not directly or indirectly through another entity make any public statement that is intended to or could reasonably be expected to disparage the Company, Employer or their respective affiliates or any of their respective businesses, products, services, equityholders, directors, managers, officers or employees.

(d) Enforcement. If, at the time of enforcement of Section 5 or this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Employee’s services are unique and because Employee has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In the event that Employee breaches any provision of this Section 6, then the Restricted Period shall be extended for a period of time equal to the period of time during which such breach occurred and, in the event that the Company, Employer or any of their Subsidiaries is required to seek relief from such breach in any court, then the Restricted Period shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

(e) Additional Acknowledgments. Employee acknowledges that the provisions of this Section 6 are in consideration of: (i) employment with Employer, (ii) the issuance of the Incentive Units by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Employee agrees and acknowledges that the restrictions contained in Section 5 and this Section 6 do not preclude Employee from earning a livelihood, nor do they unreasonably impose limitations on Employee’s ability to earn a living. In addition, Employee acknowledges (x) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period, (y) notwithstanding the state of organization or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including Employee), it is expected that the Company, Employer and their respective Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period, and (z) as part of his responsibilities, Employee will be traveling throughout the United States and other jurisdictions where the Company, Employer or any of their respective Subsidiaries conduct business during the Employment Period in furtherance of Employer’s business and its relationships. Employee agrees and acknowledges that the potential harm to the Company, Employer and their respective Subsidiaries of the non-enforcement of any provision of Section 5 or this Section 6 outweighs any potential harm to Employee of its enforcement by injunction or otherwise. Employee acknowledges that he has carefully read this Agreement and consulted with legal counsel of his choosing regarding its contents, has given careful consideration to the restraints imposed upon Employee by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, Employer and their respective Subsidiaries now existing or to be developed in the future. Employee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

7. Definitions.

“Cause” means any of the following: (i) a material failure by Employee to perform Employee’s responsibilities or duties to the Employer or Company under any agreement with the Employer or Company or those other responsibilities or duties as reasonably requested from time to time by the Board, after written demand for performance has been given by the Board that identifies how you have not performed your responsibilities or duties and such failure, if susceptible of cure, has not been cured for a period of thirty (30) days after you receive notice from the Board; (ii) Employee’s engagement in illegal conduct or gross misconduct that the Company in good faith believes has materially harmed or is reasonably likely to materially harm the standing and reputation of the Employer or Company; (iii) Employee’s commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that the Company in good faith believes has materially harmed or is reasonably likely to materially harm the standing and reputation of the Employer or Company; (iv) a material breach of your duty of loyalty to the Employer or Company or your material breach of the Employer’s or Company’s written code of conduct and business ethics, in either case, that the Company in good faith believes has materially harmed or is reasonably likely to materially harm the standing and reputation of the Employer or Company or your breach of any of the provision of Section 6 of this Agreement, or your material breach of any other material written agreement between you and the Employer or Company; (v) dishonesty that the Company in good faith believes has materially harmed or is reasonably likely to materially harm the Employer or Company; (vi) fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of Employees duties; or (vii) excessive and unreasonable absences from your duties for any reason (other than authorized leave) or as a result of Employee’s Disability (as defined below).

“Common Stock” means, collectively, (a) following the organization of a corporation and reorganization or recapitalization of the Company into such corporation as provided in Section 12.1 of the LLC Agreement, the common equity securities of such corporation and any other class or series of authorized capital stock of such corporation that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such corporation, and (b) any common stock of a Subsidiary of either the Company or such corporation distributed by the Company or such corporation to its unitholders or shareholders, as applicable.

“Disability” means Employee’s inability to perform the essential functions of his job, with or without accommodation, as a result of any mental or physical disability or incapacity for an extended period but not less than sixty (60) business days in any consecutive 6 month period, as determined in the sole discretion of Board.

“Employee Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by Employee and/or his Permitted Transferees in Public Sales from and including the consummation of the Company’s initial Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by Employee and his Permitted Transferees upon the consummation of the Company’s initial Public Offering.

“Fair Market Value” of each Incentive Unit means the fair value of such Incentive Unit as determined in good faith by the Board.

“Investor Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by the GTCR Investors in Public Sales from and including the consummation of the Company’s initial Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by the GTCR Investors upon the consummation of the Company’s initial Public Offering.

“LLC Agreement” means the Limited Liability Company Agreement of the Company, as amended or modified from time to time in accordance with its terms.

“Separation” means Employee ceasing to be employed by any of the Company, Employer and their respective Subsidiaries for any reason.

8. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Company:

c/o GTCR Management

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile:     (312) 382-2201

Attention:      Christian B. McGrath

with copies to:

GTCR Management

300 North LaSalle Street

Chicago, Illinois 60654

Facsimile:     (312) 382-2201

Email:           Christian.mcgrath@gtcr.com

Attention:     Christian B. McGrath

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Facsimile: (212) 751-4864

Email:          ted.sonnenschein@lw.com

bradd.          williamson@lw.com

Attention:    Ted Sonnenschein

                    Bradd Williamson

If to Employee: the address most recently set forth in the Company’s records or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

9. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Incentive Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Incentive Units as the owner of such equity for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(d) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(e) Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective successors and assigns (including subsequent holders of Incentive Units); provided that the rights and obligations of Employee under this Agreement shall not be assigned or delegated except for the assignment and delegation of Employee’s rights and obligations hereunder as a holder of Incentive Units in connection with a permitted Transfer of Incentive Units hereunder and under the other Transaction Documents.

(g) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h) Jurisdiction; Venue; Service of Process. Each party hereto agrees that it may bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (a) irrevocably submits to the non-exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of any process, summons, notice or document pursuant to Section 8 shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

(i) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(j) Employee’s Cooperation. During the Employment Period and thereafter, upon reasonable request and subject to the reasonable conditions as Employee may reasonably request, Employee shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding (including Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Employee’s possession, all at times and on schedules that are reasonably consistent with Employee’s other permitted activities and commitments). In the event the Company requires Employee’s cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Employee for reasonable travel expenses (including lodging and meals, upon submission of receipts).

(k) Remedies. Each of the parties to this Agreement shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(l) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Employee and the Required Interest (as defined in the Contribution Agreement). No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

(m) Insurance. The Company or Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Employee in any amount or amounts considered available. Employee agrees to reasonably cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.

(n) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(o) Indemnification and Reimbursement of Payments on Behalf of Employee. The Company, Employer and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company, Employer or any of their respective Subsidiaries to Employee (including withholding shares or other equity securities in the case of issuances of equity by the Company, Employer or any of their respective Subsidiaries) any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Employee’s compensation or other payments from the Company, Employer or any of their respective Subsidiaries or Employee’s ownership interest in the Company, including wages, bonuses, distributions, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event any such deductions or withholdings are not made, Employee shall indemnify the Company, Employer and each of their respective Subsidiaries for any amounts paid with respect to any such Taxes.

(p) Termination. This Agreement shall survive a Separation and shall remain in full force and effect after such Separation.

(q) Adjustments of Numbers. All numbers set forth herein that refer to Unit prices or amounts will be appropriately adjusted to reflect Unit splits, Unit distributions, combinations of Units and other recapitalizations affecting the subject class of equity.

(r) Deemed Transfer of Incentive Units. If the Company (and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Incentive Units to be repurchased, in each case, in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or any other Person acquiring securities) shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered as required by this Agreement.

(s) No Pledge or Security Interest. The purpose of the Company’s retention of Employee’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Section 8.2 of the LLC Agreement and does not by itself constitute a pledge by Employee of, or the granting of a security interest in, the underlying equity.

(t) Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as (but excluding any “preferred” features of the Units with respect to which they were distributed) the Units with respect to which they were distributed for purposes of Sections 1, 2, 3, and 4.

(u) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(v) No Third-Party Beneficiaries. Except as expressly provided herein, no term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Securities Agreement as of the date first above written.

HOYA TOPCO, LLC

By:	/s/ Stanley Chia
Name:	Stanley Chia
Title:	CEO

EMPLOYEE

By:	/s/ Lawrence Fey
Name:	Lawrence Fey

EXHIBIT A

PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP

INTEREST IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On September 1, 2020, the undersigned acquired a limited liability company membership interest (the “Membership Interest”) in HOYA TOPCO, LLC, a Delaware limited liability company (the “Company”), for $0.00. Pursuant to the Limited Liability Company Agreement of the Company, the undersigned is entitled to an interest in Company capital exactly equal to the amount paid therefor and an interest in Company profits.

Based on current Treasury Regulation §1.721-1(b), Proposed Treasury Regulation §1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Membership Interest to the undersigned is subject to the provisions of §83 of the Internal Revenue Code (the “Code”). In the event that the sale is so treated, however, the undersigned desires to make an election to have the receipt of the Membership Interest taxed under the provisions of Code §83(b) at the time the undersigned acquired the Membership Interest.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Membership Interest, to report as taxable income for the calendar year 2020 the excess (if any) of the value of the Membership Interest on September 1, 2020 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name: Lawrence Fey
Address:

Soc. Sec. No.:

2.	A description of the property with respect to which the election is being made:

440,000 of the Company’s Series 4 Class D Units representing a membership interest in the Company entitling the undersigned to an interest in the Company’s capital exactly equal to the amount paid therefore and an interest in Company profits.

3.	The date on which the Membership Interest was transferred: September 1, 2020. The taxable year for which such election is made: 2020.

4.

The restrictions to which the property is subject: If the undersigned ceases to be employed by the Company or any of its subsidiaries at certain times, the unvested, and in certain circumstances, the vested portion of the Units will be subject to forfeiture without payment of any consideration.

5.

The fair market value on September 1, 2020 of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $0.00.

6.	The amount paid or to be paid for such property: $0.00.

*    *    *    *    *

A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7).

Dated: ______________, 2020

Taxpayer

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Lawrence Fey does hereby sell, assign and transfer unto ___________________________, _________________ __________________ Units of HOYA TOPCO, LLC, a Delaware limited liability company (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate Nos. _________________ herewith and does hereby irrevocably constitute and appoint each principal of GTCR LLC, GTCR Golder Rauner, L.L.C. or GTCR Golder Rauner II, L.L.C. (acting alone or with one or more other such principals) as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated as of: ______________

Lawrence Fey

Schedule I

Vesting of the Incentive Units

Vesting Date	Percentage of Incentive Units Vesting on Vesting Date	Cumulative Percentage of Incentive Units Vested as of the Vesting Date
June 30, 2021	20%	20%
June 30, 2022	20%	40%
June 30, 2023	20%	60%
June 30, 2024	20%	80%
June 30, 2025	20%	100%